As filed with the United States Securities and Exchange Commission on April 13, 2017

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MATTERSIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-4304577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 W. Madison Street, Suite 3100

Suite 820

Chicago, Illinois 60606

(877) 235-6925

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kelly D. Conway

President and Chief Executive Officer

Mattersight Corporation

200 W. Madison Street

Suite 3100

Chicago, Illinois 60606

(877) 235-6925

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David B. Mullen Senior Vice-President and Chief Financial Officer Mattersight Corporation 200 W. Madison Street Suite 3100 Chicago, Illinois 60606 (877) 235-6925	Matthew Dubofsky Cooley LLP 380 Interlocken Crescent Suite 900 Broomfield, Colorado 80021 (720) 566-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of the registration fee
Common Stock, par value $0.01 per share	5,328,187*	$3.45	$18,382,245.20	$2,130.50

*

Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of additional securities of Mattersight Corporation as may be issuable as a result of stock splits, stock dividends, or similar transactions.

(1)

Includes 5,328,187 shares of common stock issued to the selling stockholders named herein pursuant to the Common Stock Purchase Agreement, dated as of February 23, 2017, by and between the selling stockholders and Mattersight Corporation.

(2)

With respect to the shares of common stock being registered hereunder, estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee, based upon the average of the high and low prices of Mattersight Corporation’s common stock on April 7, 2017, a date within five business days prior to the filing of this registration statement, on the NASDAQ Global Market, which was $3.45.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 13, 2017

PROSPECTUS

5,328,187 Shares

Common Stock Offered by the Selling Stockholders

This prospectus relates to resales by certain selling stockholders from time to time of up to 5,328,187 shares of common stock, par value $0.01 per share, that we previously issued to the selling stockholders on March 1, 2017 in a private placement.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees, or other successors in interest, may offer and sell the shares of common stock being offered by this prospectus from time to time in public or private transactions, or both. These sales may occur at the market price prevailing at the time of such sale, at negotiated prices, at fixed prices or at carrying prices determined at the time of sale. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold.

We will not receive any proceeds from the sale of the shares by the selling stockholders.

Our common stock is traded on the NASDAQ Global Market under the symbol “MATR.” On April 12, 2017, the closing sale price of our common stock on the NASDAQ Global Market was $3.55 per share. You are urged to obtain current market quotations for our common stock.

A prospectus supplement may add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and the information incorporated by reference in this prospectus and the applicable prospectus supplement before you make your investment decision.

Investing in our common stock involves certain risks. You should carefully read and consider the section entitled “Risk Factors” on page 4 and the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement and in any other documents we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy and adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2017

ABOUT THIS PROSPECTUS

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or in any amendment to this prospectus. Neither we nor the selling stockholders has authorized anyone to provide you with different information, and if anyone provides, or has provided you, with different or inconsistent information, you should not rely on it. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock, or Common Stock, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, as well as the information filed previously with the Securities and Exchange Commission, or the SEC, and incorporated herein by reference, is accurate only as of the date of the document containing the information, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any sale of our Common Stock.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.” In this prospectus, references to the “Company,” “Mattersight,” “registrant,” “we,” “us,” and “our” refer to Mattersight Corporation. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context requires otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and other documents we file with the SEC contain forward-looking statements that are based on current expectations, estimates, forecasts, and projections about us, our future performance, the industry in which we operate, our beliefs, and our management’s assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, including those in certain of our filings with the SEC incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

Other risks, uncertainties, and factors, including those discussed in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, could cause our actual results to differ materially from those projected in any forward-looking statements. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. You should carefully read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our Common Stock.

Mattersight Corporation

We are a leader in behavioral analytics and a pioneer in personality-based software products. Using a stack of innovative, patented applications, including predictive behavioral routing and workstyle, performance management, quality assurance, and predictive analytics (collectively, Behavioral Analytics), we analyze and predict customer behavior based on the language exchanged between agents and customers during brand interactions. These insights are then used to facilitate more effective and effortless customer conversations, which, in turn, drive increased customer satisfaction and retention, employee engagement, and operating efficiency. Our analytics are based on millions of proprietary algorithms and the application of unique behavioral models. Our solutions have influenced hundreds of millions of shorter, more satisfying customer interactions for leading companies in the healthcare, insurance, financial services, technology, telecommunications, cable, utilities, education, hospitality, and government industries.

Our multi-channel technology captures the unstructured data of voice interactions (conversations), related customer and employee data, and employee desktop activity, and applies millions of proprietary algorithms against those interactions. Each interaction contains hundreds of attributes that get scored and ultimately detect patterns of behavior or business process that provide the transparency and predictability necessary to enhance revenue, improve the customer experience, improve efficiency, and predict and navigate outcomes. Adaptive across industries, programs, and industry-specific processes, our Behavioral Analytics offerings enable our clients to drive measurable economic benefit through the improvement of contact center performance, customer satisfaction and retention, fraud reduction, and streamlined back office operations. Specifically, through our Behavioral Analytics offerings, we help:

•	Identify optimal customer/employee behavioral pairing for call routing;

•	Identify and understand customer personality;

•	Automatically measure customer satisfaction and agent performance on every analyzed call;

•	Improve rapport between agent and customer;

•	Reduce call handle times while improving customer satisfaction;

•	Identify opportunities to improve self-service applications;

•	Improve cross-sell and up-sell success rates;

•	Improve the efficiency and effectiveness of collection efforts;

•	Measure and improve supervisor effectiveness and coaching;

•	Improve agent effectiveness by analyzing key attributes of desktop usage;

•	Predict likelihood of customer attrition;

•	Predict customer satisfaction and Net Promoter Scores® without customer surveys;

•	Predict likelihood of debt repayment;

•	Predict likelihood of a sale or cross-sell; and

•	Identify fraudulent callers and improve authentication processes.

Our mission is to help brands have more effective and effortless conversations with their customers. Using a suite of innovative personality-based software applications, we can analyze and predict customer behavior based on the language exchanged during service and sales interactions. We operate a highly scalable, flexible, and adaptive application platform to enable clients to implement and operate these applications.

Mattersight Corporation (formerly known as eLoyalty Corporation), a corporation organized under State of Delaware law, was incorporated May 11, 1999, as a spin-out from TSC/ECM Inc.

Private Placement

On February 23, 2017, we entered into a definitive purchase agreement, or the Purchase Agreement, for the sale of 5,328,187 shares of our Common Stock, or the Shares, to certain investors and one of our directors, or collectively, the Purchasers, in a private placement, or the Offering. Under the terms of the Purchase Agreement, we raised approximately $16.0 million in gross proceeds, which after commissions but before expenses, was approximately $15.0 million by selling 5,228,187 Shares to certain investors at a price of $3.00 per share and by selling 100,000 Shares to one of our directors at a price of $3.45 per share. The Offering closed on March 1, 2017. The Shares were offered and sold to the Purchasers under the Purchase Agreement in transactions exempt from registration under the Securities Act of 1933, as amended, or the Securities Act, or state securities laws, in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Purchasers represented that it was an accredited investor within the meaning of Rule 501(a) of Regulation D, and acquired the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Shares were offered without any general solicitation by us or our representatives. Craig-Hallum Capital Group LLC acted as our sole placement agent for the Offering.

Pursuant to the terms of the Purchase Agreement, we agreed to use commercially reasonable efforts to file this registration statement on Form S-3, or the Registration Statement, with the SEC within 45 days following the closing of the Offering to register the resale by the Purchasers of the Shares and to cause the Registration Statement to become effective within 105 days following the closing of the sale of Shares to the Purchasers (135 days in the event of a full review of the Registration Statement by the SEC). If the Registration Statement has not been declared effective within such 105-day time period (or 135-day time period in the event of a full review of the Registration Statement by the SEC), the Purchase Agreement provides for (i) an initial payment by us of partial liquidated damages equal to 1% of the aggregate purchase price for the Shares then owned by the Purchasers, and (ii) additional payments by us of partial liquidated damages equal to 1% of the aggregate purchase price for the Shares then owned by the Purchasers for each 30-day period thereafter until the Registration Statement has been filed or declared effective, as the case may be. We have also agreed to other customary obligations regarding registration, including maintenance of the Registration Statement and specified indemnification obligations.

The Registration Statement of which this prospectus is a part relates to the resales of the Shares issued to the selling stockholders in connection with the Purchase Agreement.

Our principal executive offices are located at 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606. Our telephone number is (877) 235-6925. Our website is located at www.mattersight.com. The information on our website is not part of this prospectus.

The Offering

Common Stock Offered by the Selling Stockholders	5,328,187 shares

Use of Proceeds	We will not receive any proceeds from the sale of Shares in this offering by the selling stockholders.

NASDAQ Global Market Symbol	MATR

RISK FACTORS

You should carefully consider the risks under the caption “Risk Factors” in our filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference herein, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and any annual report, periodic report or prospectus supplement we may file in the future, as filed with the SEC no before making an investment decision. If any of these risks actually occur, there could be a material adverse effect on our business, financial condition, cash flows, or results of operations. In this case, the trading price of our Common Stock could decline, and you may lose all or part of your investment. These are not the only risks we face, and additional risks that are not yet identified or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS

The proceeds from the sale of shares of Common Stock offered pursuant to this prospectus are solely for the account of the selling stockholders. We will not receive any proceeds from the sale of shares by the selling stockholders. The selling stockholders will pay any underwriting discounts and commission and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees, and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees, and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

The selling stockholders, or their pledgees, assignees, or successors-in-interest, are offering for resale, from time to time, up to an aggregate of 5,328,187 shares of our Common Stock. These shares were issued by us in a private placement that closed on March 1, 2017. The following table sets forth certain information known to us with respect to beneficial ownership of our Common Stock as of April 1, 2017 by the selling stockholders, as determined in accordance with Rule 13d-3 of the Exchange Act. Except as noted in the footnotes below, none of the selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities. Unless otherwise described below, the selling stockholders have confirmed to us that they are not broker-dealers or affiliates of a broker-dealer within the meaning of Rule 405 of the Securities Act.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to this Offering(1)(2)		Number of Shares of Common Stock Being Offered(3)	Number of Shares of Common Stock Beneficially Owned After this Offering
	Number	Percentage		Number	Percentage
Pender Value Fund (4)	815,300	2.5%	815,300	—	*
Pender Small Cap Opportunities Fund (4)	691,100	2.1	691,100	—	*
Pender Small Cap Equity Fund (4)	148,600	*	148,600	—	*
Pender Select Ideas Fund (4)	45,000	*	45,000	—	*
Pinnacle Family Office Investments, L.P. (5)	600,000	1.8	600,000	—	*
Manatuck Hill Navigator Master Fund, LP (6)	106,000	*	106,000	—	*
Manatuck Hill Scout Fund, LP (6)	294,000	*	294,000	—	*
Polar Asset Management Partners Inc. (as IA to Polar Long/Short Master Fund) (7)	285,672	*	285,672	—	*
Polar Asset Management Partners Inc. (as IA to Polar Multi-Strategy Master Fund) (7)	114,328	*	114,328	—	*
Columbus Capital QP Partners, L.P. (8)	165,863	*	47,000	118,863	*
Columbus Capital Partners, L.P. (8)	579,600	1.8	153,000	426,600	1.3
Harvey Master Fund, L.P. (9)	159,120	*	159,120	—	*
Harvey Smidcap Fund, L.P. (9)	140,880	*	140,880	—	*
Unterberg Technology Partners, LP (10)	974,880	3.0	200,000	774,880	2.4
Unterberg Koller Capital Fund, LP (10)	977,332	3.0	200,000	777,332	2.4
Potomac Capital Partners V, LP (11)	508,161	1.6	150,000	358,161	1.1
Tench Coxe (12)	4,756,386	14.2	100,000	4,656,386	13.9
Burguete Investment Partnership, L.P. (13)	80,000	*	80,000	—	*
KC Gamma Opportunity Fund LP (14)	200,000	*	200,000	—	*
Dolphin Offshore Partners, L.P. (15)	100,000	*	100,000	—	*
Primarius Capital (16)	123,000	*	100,000	23,000	*
Trellus Small Cap Opportunity Fund, LP (17)	22,500	*	22,500	—	*
Trellus Partners, LP (17)	67,500	*	67,500	—	*
CVI Investments, Inc. (18)	75,000	*	75,000	—	*
Pennington Capital (19)	75,000	*	75,000	—	*
Neal Goldman (20)	343,863	1.1	50,000	293,863	*
Peninsula Fund (21)	607,329	1.9	20,000	587,329	1.8
Manchester Explorer, L.P. (22)	160,000	*	125,000	35,000	*
Sidus Double Alpha Fund, LP (23)	13,000	*	13,000	—	*
Sidus Investment Partners, LP (23)	5,000	*	5,000	—	*
Sidus Double Alpha Fund, LTD (23)	7,000	*	7,000	—	*
Hermes Partners, LP (24)	10,000	*	10,000	—	*
New Frontier Capital, LP (25)	104,900	*	10,000	94,900	*
IGC Fund VI LP (26)	2,838,557	8.7	118,187	2,720,370	8.4

*	Less than 1%
(1)

“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of shares beneficially owned is determined as of April 1, 2017, and the percentage is based upon 32,479,752 shares of our Common Stock outstanding as of April 1, 2017.

(2)

Includes shares of Common Stock that may be acquired within 60 days after April 1, 2017 through exercise of the conversion feature associated with our shares of 7% Series B Convertible Preferred Stock, or Series B Stock, held by such person or group, in the amounts reflected for such person or group in the footnotes below. With respect to each of these individuals and such group, the individual’s or such group’s respective shares have been deemed to be outstanding in computing the percent of beneficial ownership in the preceding table.

(3)	Assumes sale of all shares available for sale under this prospectus and no further acquisitions of shares by the selling stockholders.
(4)	The address for Pender Value Fund, Pender Small Cap Opportunities Fund, Pender Small Cap Equity Fund and Pender Select Ideas Fund is 1640-1066 West Hastings St., Vancouver, BC, Canada V6E 3X1.
(5)

Barry M. Kitt is the manager of Pinnacle Family Office L.L.C., the general partner of Pinnacle Family Office Investments, L.P., and has voting and investment power over the shares held by Pinnacle Family Office Investments, L.P. The address for Pinnacle Family Officer Investments, L.P. is 5910 N. Central Expressway, Suite 1475, Dallas, TX 75206.

(6)

Mark A. Broach is the managing member of Manatuck Hill Partners, L.L.C., the investment manager of each of Manatuck Hill Scout Fund, LP and Manatuck Hill Navigator Master Fund, LP, and therefore may be deemed to have voting and dispositive power over the shares beneficially owned by Manatuck Hill Scout Fund, LP and Manatuck Hill Navigator Master Fund, LP. The address for Manatuck Hill Scout Fund, LP and Manatuck Hill Navigator Master Fund, LP is c/o Manatuck Hill Partners, LLC, 1465 Post Road East, Westport, CT 06880.

(7)

Polar Financial Corporation is the corporate parent of Polar Asset Management Partners Inc. and therefore may be deemed to have voting and dispositive power over the shares beneficially owned by Polar Asset Management Partners Inc. Polar Financial Corporation disclaims any such beneficial ownership of the shares. The address for Polar Asset Management Partners Inc. is 401 Bay St., Ste. 1900, PO Box 19, Toronto, ON Canada M5H 2Y4.

(8)

Columbus Capital Management, LLC is the general partner of Capital QP Partners, L.P. and Columbus Capital Partners, L.P. and therefore may be deemed to have voting and dispositive power over the shares beneficially owned by Capital QP Partners, L.P. and Columbus Capital Partners, L.P. The address for Capital QP Partners, L.P. and Columbus Capital Partners, L.P. is 350 California Street, 22nd Floor, San Francisco, CA 94104.

(9)

Katal Partners, LLC is the general partner of Harvey Master Fund, L.P. and Harvey Smidcap Fund, L.P. Jeff Moskowitz is the managing member of Katal Partners, LLC and therefore may be deemed to have voting and dispositive power over the shares beneficially owned by Harvey Master Fund, L.P. and Harvey Smidcap Fund, L.P. The address for Harvey Master Fund, L.P. and Harvey Smidcap Fund, L.P. is 551 Fifth Avenue, 36th Floor, New York, NY 10176.

(10)

UKC GP is the general partner of Unterberg Koller Capital Fund, LP. Unterberg Technology GP is the general partner of Unterberg Technology Partners, LP. Unterberg Capital LLC is the corporate parent of UKC GP and Unterberg Technology GP. Thomas I. Unterberg is the managing member of Unterberg Capital LLC and therefore may be deemed to have voting and dispositive power over the shares beneficially owned by Unterberg Koller Capital Fund, LP and Unterberg Technology Partners, LP. The address for Unterberg Koller Capital Fund, LP and Unterberg Technology Partners, LP is 445 Park Avenue, Room 901, New York, NY 10022.

(11)

Potomac Capital Management V, LLC is the General Partner of Potomac Capital Partners V, LP. Paul J. Solit is the managing member of Potomac Capital Management V, LLC and therefore may be deemed to have voting and dispositive power over the shares beneficially owned by Potomac Capital Partners V, LP. The address for Potomac Capital Partners V, LP is 825 Third Avenue, 33 Floor, New York, NY 10022.

(12)

Mr. Coxe is a managing director and member of the management committee of the general partner of Sutter Hill Ventures, a California Limited Partnership, or SHV, which holds of record 1,124,042 shares of our Common Stock. In such capacity, Mr. Coxe is deemed to share, with each of the individuals named below who are also managing directors and members of the management committee, voting and investment power over all shares of Common Stock held of record by SHV. In addition, this amount includes 88,494 shares and options to purchase 111,250 shares of Common Stock held by Mr. Coxe (Mr. Coxe shares pecuniary interest in these shares with other individuals pursuant to a contractual relationship); 512,171 shares held in The Coxe Revocable Trust, of which Mr. Coxe is a trustee; 73,411 shares held by a retirement trust for the benefit of Mr. Coxe; and 1,283,497 shares held by Rooster Partners, L.P., of which Mr. Coxe is a trustee of a trust that is the general partner. This amount also includes shares of Common Stock held by the other members of the management committee, including: (i) 172,115 shares held in The White Revocable Trust, of which James N. White, is a trustee, 10,188 shares held by a retirement trust for the benefit of Mr. White and 6,000 shares held in a Roth IRA account for the benefit of Mr. White; (ii) 71,840 shares held in the Jeffrey W. and Christina R. Bird Trust, of which Jeffrey W. Bird is a trustee and 92,368 shares held by NestEgg Holdings, LP, of which Mr. Bird is a trustee of a trust that is the general partner; (iii) 159,801 shares held in the Speiser Trust, of which Michael L. Speiser is a trustee; (iv) 21,151 shares held in the Dyckerhoff 2001 Revocable Trust Dated August 30, 2001, of which Stefan A. Dyckerhoff is a trustee; and (v) 21,151 shares held in The Pullara Revocable Trust, of which Samuel J. Pullara III is a trustee. SHV also holds of record 639,253 shares of Series B Stock. This amount also includes 202,977 shares of Series B Stock held in The Coxe Revocable Trust, of which Mr. Coxe is a trustee. This amount also includes shares of Series B Stock held by the other members of the management committee, including: (i) 62,093 shares held in The White Revocable Trust, of which James N. White is a trustee; (ii) 46,823 shares held in the Jeffrey W. and Christina R. Bird Trust, of which Jeffrey W. Bird is a trustee; (iii) 47,237 shares held in the Speiser Trust, of which Michael L. Speiser is a trustee; (iv) 5,217 shares held in the Dyckerhoff 2001 Revocable Trust Dated August 30, 2001, of which Stefan A. Dyckerhoff is a trustee; and (v) 5,217 shares held in The Pullara Revocable Trust, of which Samuel J. Pullara III is a trustee. Each managing director and member of the managing committee disclaims beneficial ownership of the shares beneficially owned by other managing directors and members of the management committee. The address for Tench Coxe is c/o Robert Yin, 755 Page Mill Road, Suite A-200, Palo Alto CA 94304. Mr. Coxe is a member of our board of directors.

(13)

Verbier Management Corp. is the general partner of Burguete Investment Partnership, L.P. James J. Tiampo is the president of Verbier Management Corp. and therefore may be deemed to have voting and dispositive power over the shares beneficially owned by Burguete Investment Partnership, L.P. The address for Burguete Investment Partnership, L.P. is c/o of James J. Tiampo, President of Verbier Management Corp., 435 Martin Street, Suite 2000-A, Blaine, WA 98230.

(14)

Kevin Casey is the managing member of KC Gamma Opportunity Fund LP and therefore may be deemed to have voting and dispositive power over the shares beneficially owned by KC Gamma Opportunity Fund LP. The address for KC Gamma Opportunity Fund LP is 112 Route 39 North, Sherman, CT 06784.

(15)

Peter E. Salas is the general partner of Dolphin Offshore Partners, L.P. and therefore may be deemed to have voting and dispositive power over the shares beneficially owned by Dolphin Offshore Partners, L.P. The address for Dolphin Offshore Partners, L.P. is PO Box 16867, Fernandina Beach, FL 32035.

(16)

Patrick Lin is the managing partner of Primarius Capital and therefore may be deemed to have voting and dispositive power over the shares beneficially owned by Primarius Capital. The address for Primarius Capital is 45 Coachwood Terrace, Orinda, CA 94563.

(17)

Trellus Management Company, LLC is the beneficial owner of Trellus Small Cap Opportunity Fund, LP and Trellus Partners, LP. Adam Usdan is the president of Trellus Management Company, LLC and therefore may be deemed to have voting and dispositive power over the shares beneficially owned by Trellus Small Cap Opportunity Fund, LP and Trellus Partners, LP. The address for Trellus Small Cap Opportunity Fund, LP and Trellus Partners, LP is 767 Third Avenue, 32nd Floor, New York, NY 10017.

(18)

Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc., or CVI, has the discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as investment manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is affiliated with one or more members of the Financial Industry Regulatory Authority, Inc., or FINRA, none of whom are currently expected to participate in the Shares pursuant to the Registration Statement of which this prospectus is a part. CVI has also certified that it purchased the Shares in the Offering in the ordinary course of business, and at the time of the purchase of the shares to be sold hereunder, CVI had not agreements or understandings, directly or indirectly, with any person to distribute such Shares. The address for CVI is c/o Heights Capital Management, Inc., 101 California St., Suite 3250, San Francisco, CA 94111.

(19)

Robert J. Evans is the managing partner of Pennington Capital and therefore may be deemed to have voting and dispositive power over the shares beneficially owned by Pennington Capital. The address for Pennington Capital is 60 South Sixth Street, Suite 2560, Minneapolis, MN 55402.

(20)	The address for Neal Goldman is 767 Third Avenue, 25th Floor, New York, NY 10017.
(21)

Scott Bedford is the general partner of Peninsula Fund and therefore may be deemed to have voting and dispositive power over the shares beneficially owned by Peninsula Fund. The address for Peninsula Fund is 1229 Burlingame Avenue, Suite 205 Burlingame, CA 94010.

(22)

Manchester Management, LLC is the general partner of Manchester Explorer, L.P. James Besser is the managing member of Manchester Management, LLC and therefore may be deemed to have voting and dispositive power over the shares beneficially owned by Manchester Explorer, L.P. The address for Manchester Explorer, L.P. is 3 Westhill Place, Boston, MA 02114.

(23)

Sidus Investment Management, LLC is the beneficial owner of Sidus Double Alpha Fund, LTD. Sidus Advisors, LLC is the beneficial owner of Sidus Double Alpha Fund, LP. Sidus Advisors, LP is the beneficial owner of Sidus Investment Partners, LP. Michael Barone and Alfred Tobia, Jr. are the beneficial owners of Sidus Investment Management, LLC, Sidus Advisors, LLC and Sidus Advisors, LP and therefore may be deemed to have voting and dispositive power over the shares beneficially owned by Sidus Double Alpha Fund, LP, Sidus Investment Partners, LP and Sidus Double Alpha Fund, LTD. The address for Sidus Double Alpha Fund, LP, Sidus Investment Partners, LP and Sidus Double Alpha Fund, LTD is 767 3rd Avenue, New York NY 10017.

(24)

Semreh Advisors, LLC is the general partner of Hermes Partners, LP. Paul Flather is the managing member of Semreh Advisors, LLC and and therefore may be deemed to have voting and dispositive power over the shares beneficially owned by Hermes Partners, LP. The address for Hermes Partners, LP is 1223 Camino del Mar, Del Mar, CA 92067.

(25)

William L. Musser, Jr. is the general partner of New Frontier Capital, LP and therefore may be deemed to have voting and dispositive power over the shares beneficially owned by New Frontier Capital, LP. The address for New Frontier Capital, LP is 150 East 58th Street, 23rd Floor, New York, NY 10155 c/o William L. Musser, Jr.

(26)

Investor Growth Capital, LLC is the general partner of IGC Fund VI, LP. Investor Growth Capital, LLC possesses the sole power to vote and the sole power to direct the disposition of the shares of Common Stock held in the name of IGC Fund VI, L.P. Investor Growth Capital, LLC is controlled by a board of directors consisting of Michael V. Oporto, Noah Walley, and Lennart Johansson. Philip R. Dur, a member of our board of directors, is employed by an affiliate of the general partner of IGC Fund VI, LP. Mr. Dur may hold shares of our capital stock or other securities convertible into our capital stock. Mr. Dur separately files statements pursuant to Section 16 of the Exchange Act. IGC Fund VI, LP and Investor Growth Capital, LLC each disclaim beneficial ownership of any of our securities held by Mr. Dur. Moreover, Investor Growth Capital, LLC disclaims group membership with Mr. Dur for the purposes of Section 13(d) of the Exchange Act.

Relationship with Selling Stockholders

As discussed in greater detail above under the section “Prospectus Summary – Private Placement,” in February 2017, we entered into the Purchase Agreement with the selling stockholders pursuant to which we sold and issued the Shares to the selling stockholders and agreed with the selling stockholders to file a Registration Statement to enable the resale of the Shares. Except as noted in the footnotes to the Selling Stockholders table, none of the selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

PLAN OF DISTRIBUTION

We are registering for resale by the selling stockholders and certain transferees a total of 5,328,187 shares of Common Stock. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock. If the shares of Common Stock are sold through broker-dealers or agents, the selling stockholder will be responsible for any compensation to such broker-dealers or agents.

The selling stockholders may pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus.

The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders will sell their shares of Common Stock subject to the following:

•

all of a portion of the shares of Common Stock beneficially owned by the selling stockholders or their perspective pledgees, donees, transferees or successors in interest, may be sold on the OTC Bulletin Board Market, any national securities exchange or quotation service on which the shares of our Common Stock may be listed or quoted at the time of sale, in the over-the counter market, in privately negotiated transactions, through the writing of options, whether such options are listed on an options exchange or otherwise, short sales or in a combination of such transactions;

•	each sale may be made at market price prevailing at the time of such sale, at negotiated prices, at fixed prices or at carrying prices determined at the time of sale;

•

some or all of the shares of Common Stock may be sold through one or more broker-dealers or agents and may involve crosses, block transactions or hedging transactions. The selling stockholders may enter into hedging transactions with broker-dealers or agents, which may in turn engage in short sales of the Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock to close out short positions or loan or pledge shares of Common Stock to broker-dealers or agents that in turn may sell such shares; and

•

in connection with such sales through one or more broker-dealers or agents, such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and may receive commissions from the purchasers of the shares of Common Stock for whom they act as broker-dealer or agent or to whom they sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transaction involved). Any broker-dealer or agent participating in any such sale may be deemed to be an “underwriter” within the meaning of the Securities Act and will be required to deliver a copy of this prospectus to any person who purchases any share of Common Stock from or through such broker-dealer or agent. We have been advised that, as of the date hereof, none of the selling stockholders have made any arrangements with any broker-dealer or agent for the sale of their shares of common stock.

The selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits realized by the selling stockholders and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any shares of Common Stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act, or Rule 144, may be sold under Rule 144 rather than pursuant to this prospectus. A selling stockholder may also transfer, devise or gift the shares of Common Stock by other means not covered in this prospectus in which case the transferee, devisee, or giftee will be the selling stockholder under this prospectus.

If required at the time a particular offering of the shares of Common Stock is made, a prospectus supplement or, if appropriate, a post-effective amendment to the shelf registration statements of which this prospectus is a part, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-deals or agents, and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will bear all expenses of the registration of the shares of Common Stock including, without limitation, SEC filing fees and expenses of compliance with the state securities of “blue sky” laws. The selling stockholders will pay all underwriting discounts and selling commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the selling stockholders, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the Purchase Agreement or the selling stockholder will be entitled to contribution. We will be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders for use in this prospectus, in accordance with the related securities purchase agreement or will be entitled to contribution. Once sold under this shelf registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

We have agreed to keep the Registration Statement that includes this prospectus effective until the earlier of (i) the second anniversary of the closing under the Purchase Agreement, (ii) the date on which all Shares may be sold pursuant to Rule 144 during any three-month period without the requirement that we be in compliance with the current public information required under Rule 144(c)(1) or (iii) such time as all shares of common stock sold under the Purchase Agreement have been sold pursuant to a registration statement or Rule 144.

LEGAL MATTERS

The validity of the shares of our common stock to be offered for resale by the selling stockholders under this prospectus will be passed upon for us by Cooley LLP, Broomfield, Colorado.

EXPERTS

The financial statements, schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

•

the description of our common stock in our registration statement on Form 8-A filed with the SEC on January 20, 2000, including any amendments or reports filed for the purpose of updating such description;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 16, 2017;

•	our Current Reports on Form 8-K filed with the SEC on January 3, 2017 and February 24, 2017; and

•	our Definitive Proxy Statement on Schedule 14A and amendment thereto filed with the SEC on April 6, 2017.

We also incorporate by reference into this prospectus all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial registration statement and prior to the effectiveness of the registration statement). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing us at the following address: Mattersight Corporation, 200 W. Madison Street, Suite 3100, Illinois 60606, or by telephoning us at (877) 235-6925.

Information contained on our website, www.mattersight.com, is not a prospectus and does not constitute part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically. You may obtain a copy of these filings at no cost by writing us at the following address: Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606, or by telephoning us at (877) 235-6925.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by us in connection with the registration of the securities under this Registration Statement, all of which will be borne by us.

Securities and Exchange Commission Registration Fee	$2,131
Legal Fees and Expenses	160,000
Accountants’ Fees and Expenses	20,000
Miscellaneous	12,869

Total	$195,000

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed legal action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, except that no indemnification will be provided to a director, officer, employee, or agent if the indemnification sought is in connection with a proceeding initiated by such person without the authorization of our board of directors. The bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The bylaws also permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification of any such liability.

In accordance with Section 102(b)(7) of the DGCL, our certificate of incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) transactions from which a director derives an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages or actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

In addition, we have entered into indemnification agreements with our directors and officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or

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service, so long as the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of Mattersight, and, with respect to any criminal action or proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful. We also maintain director and officer liability insurance to insure our directors and officers against the cost of defense, settlement or payment of a judgment under specified circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

We are including as exhibits to this Registration Statement certain documents that we have previously filed with the SEC as exhibits, and we are incorporating such documents as exhibits herein by reference from the respective filings identified in parentheses below. Unless otherwise indicated below, all items incorporated by reference were filed with the SEC under File No. 000-27975.

Exhibit Number	Description
3(i).1	Certificate of Incorporation of Mattersight Corporation, as amended (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Mattersight Corporation’s Registration Statement on Form S-1 (File No. 333-94293) filed with the SEC on February 1, 2000 (the “S-1”)).

3(i).2	Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective December 19, 2001 (incorporated by reference to Exhibit 3.3 to Mattersight Corporation’s Annual Report on Form 10-K for the year ended December 29, 2001 filed with the SEC on March 28, 2002).

3(i).3	Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective December 19, 2001 (incorporated by reference to Exhibit 3.4 to Mattersight Corporation’s Annual Report on Form 10-K for the year ended December 29, 2001 filed with the SEC on March 28, 2002).

3(i).4	Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective May 31, 2011 (incorporated by reference to Exhibit 3.1 to Mattersight Corporation’s Current Report on Form 8-K filed with the SEC on May 31, 2011).

3(ii).1	By-Laws of Mattersight Corporation (incorporated by reference to Exhibit 3.2 to the S-1).

3(ii).2	Amendment to By-Laws of Mattersight Corporation (incorporated by reference to Exhibit 3.1 to Mattersight Corporation’s Current Report on Form 8-K filed with the SEC on November 16, 2007).

4.1	Certificate of Designations of Series A Junior Participating Preferred Stock of Mattersight Corporation (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to Mattersight Corporation’s Registration Statement on Form 8-A filed with the SEC on March 24, 2000).

4.2	Certificate of Increase of Series A Junior Participating Preferred Stock of Mattersight Corporation, filed December 19, 2001 (incorporated by reference to Exhibit 3.5 to Mattersight Corporation’s Annual Report on Form 10-K for the year ended December 29, 2001 filed with the SEC on March 28, 2002).

4.3	Certificate of Designations of 7% Series B Convertible Preferred Stock of Mattersight Corporation, filed December 19, 2001 (incorporated by reference to Exhibit 3.6 to Mattersight Corporation’s Annual Report on Form 10-K for the year ended December 29, 2001 filed with the SEC on March 28, 2002).

4.4	Certificate of Adjustment dated January 10, 2002 (incorporated by reference to Exhibit 4.3 to Mattersight Corporation’s Annual Report on Form 10-K for the year ended December 29, 2001 filed with the SEC on March 28, 2002).

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Exhibit Number	Description
4.5	Form of Common Stock Certificate (incorporated by reference to Exhibit No. 4.1 to Mattersight Corporation’s Registration Statement on Form S-1/A filed with the SEC on August 8, 2006).

4.6	Current Form of Common Stock Certificate (adopted as of December 3, 2013) (incorporated by reference to Exhibit 4.6 to Mattersight Corporation’s Annual Report on Form 10-K for the year ended December 30, 2013 filed with the SEC on March 13, 2014).

5.1*	Opinion of Cooley LLP.

10.1	Form of Common Stock Purchase Agreement, dated February 23, 2017, by and between Mattersight Corporation and the purchasers named therein (incorporated by referenced to Exhibit 10.1 to Mattersight Corporation’s Current Report on Form 8-K filed with the SEC on February 24, 2017).

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Cooley (included in Exhibit 5.1).

24.1*	Powers of Attorney (included in signature page hereto).

*	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, April 13, 2017.

MATTERSIGHT CORPORATION

By:	/s/ KELLY D. CONWAY
Kelly D. Conway
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kelly D. Conway and David B. Mullen, and each of them, as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KELLY D. CONWAY Kelly D. Conway	Director, President and Chief Executive Officer (Principal Executive Officer)	April 13, 2017

/s/ David B. Mullen David B. Mullen	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 13, 2017

/s/ Rose Cammarata Rose Cammarata	Vice President and Controller (Principal Accounting Officer)	April 13, 2017

/s/ Tench Coxe Tench Coxe	Chairman of the Board and Director	April 13, 2017

/s/ Philip R. Dur Philip R. Dur	Director	April 13, 2017

/s/ Henry J. Feinberg Henry J. Feinberg	Director	April 13, 2017

/s/ John T. Kohler John T. Kohler	Director	April 13, 2017

/s/ Michael J. Murray Michael J. Murray	Director	April 13, 2017

/s/ John C. Staley John C. Staley	Director	April 13, 2017

S-1

EXHIBIT INDEX

We are including as exhibits to this Registration Statement certain documents that we have previously filed with the SEC as exhibits, and we are incorporating such documents as exhibits herein by reference from the respective filings identified in parentheses below. Unless otherwise indicated below, all items incorporated by reference were filed with the SEC under File No. 000-27975.

Exhibit Number	Description
3(i).1	Certificate of Incorporation of Mattersight Corporation, as amended (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Mattersight Corporation’s Registration Statement on Form S-1 (File No. 333-94293) filed with the SEC on February 1, 2000 (the “S-1”)).

3(i).2	Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective December 19, 2001 (incorporated by reference to Exhibit 3.3 to Mattersight Corporation’s Annual Report on Form 10-K for the year ended December 29, 2001 filed with the SEC on March 28, 2002).

3(i).3	Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective December 19, 2001 (incorporated by reference to Exhibit 3.4 to Mattersight Corporation’s Annual Report on Form 10-K for the year ended December 29, 2001 filed with the SEC on March 28, 2002).

3(i).4	Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective May 31, 2011 (incorporated by reference to Exhibit 3.1 to Mattersight Corporation’s Current Report on Form 8-K filed with the SEC on May 31, 2011).

3(ii).1	By-Laws of Mattersight Corporation (incorporated by reference to Exhibit 3.2 to the S-1).

3(ii).2	Amendment to By-Laws of Mattersight Corporation (incorporated by reference to Exhibit 3.1 to Mattersight Corporation’s Current Report on Form 8-K filed with the SEC on November 16, 2007).

4.1	Certificate of Designations of Series A Junior Participating Preferred Stock of Mattersight Corporation (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to Mattersight Corporation’s Registration Statement on Form 8-A filed with the SEC on March 24, 2000).

4.2	Certificate of Increase of Series A Junior Participating Preferred Stock of Mattersight Corporation, filed December 19, 2001 (incorporated by reference to Exhibit 3.5 to Mattersight Corporation’s Annual Report on Form 10-K for the year ended December 29, 2001 filed with the SEC on March 28, 2002).

4.3	Certificate of Designations of 7% Series B Convertible Preferred Stock of Mattersight Corporation, filed December 19, 2001 (incorporated by reference to Exhibit 3.6 to Mattersight Corporation’s Annual Report on Form 10-K for the year ended December 29, 2001 filed with the SEC on March 28, 2002).

4.4	Certificate of Adjustment dated January 10, 2002 (incorporated by reference to Exhibit 4.3 to Mattersight Corporation’s Annual Report on Form 10-K for the year ended December 29, 2001 filed with the SEC on March 28, 2002).

4.5	Form of Common Stock Certificate (incorporated by reference to Exhibit No. 4.1 to Mattersight Corporation’s Registration Statement on Form S-1/A filed with the SEC on August 8, 2006).

4.6	Current Form of Common Stock Certificate (adopted as of December 3, 2013) (incorporated by reference to Exhibit 4.6 to Mattersight Corporation’s Annual Report on Form 10-K for the year ended December 30, 2013 filed with the SEC on March 13, 2014).

5.1*	Opinion of Cooley LLP.

E-1

Exhibit Number	Description
10.1	Form of Common Stock Purchase Agreement, dated February 23, 2017, by and between Mattersight Corporation and the purchasers named therein (incorporated by referenced to Exhibit 10.1 to Mattersight Corporation’s Current Report on Form 8-K filed with the SEC on February 24, 2017).

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Cooley (included in Exhibit 5.1).

24.1*	Powers of Attorney(included in signature page hereto).

*	Filed herewith.

E-2